EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of June 24th, 2025 (the “Effective Date”), by and between Kyle Madej (the “Executive”) and Sentinal Holdings Ltd a Nevada corporation (the “Company”).

RECITALS:

WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

WHEREAS, Executive wishes to be employed by the Company and to provide personal services to the Company in return for certain compensation and benefits.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the meanings set forth herein:

(a)“Board” means the Board of Directors of the Company.

(b)“Cause” means any of the following, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied, if applicable: (i) an unauthorized use or disclosure of the Company’s confidential information or trade secrets by Executive that results in material harm to the Company or any material breach by Executive of any applicable invention assignment or confidentiality agreement between the Company and Executive, (ii) a material breach by Executive of any agreement between Executive and the Company that results in material harm to the Company, (iii) Executive’s refusal to comply with the Company’s written policies or rules, (iv) Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony (other than a driving offense related solely to driving in excess of the speed limit) under the laws of the United States or any state thereof or any crime involving moral turpitude, (v) Executive’s repeated refusal to comply with a lawful material directive of the Board, (vi) Executive’s fraud, gross negligence or willful misconduct in the performance of Executive’s duties that has had or could be reasonably expected to have a material adverse effect on the Company or the Company’s reputation, business or financial condition, (vii) Executive’s misappropriation or embezzlement of funds or property of the Company, or (viii) Executive’s breach of any fiduciary duties owed to the Company; provided, however, that Cause shall not arise under this Section 1(b) unless (A) Executive has been notified by the Company of the alleged act(s) that constitute “Cause” and has been given a period of thirty (30) days to resolve such allegations (if resolution is possible), and (B) Executive subsequently is given notice and an opportunity to be heard before the Board. Executive shall not be deemed to have been terminated for Cause with respect to clauses (i), (ii), (iii), (v) or (vi) above and only such clauses unless and until there shall have been delivered to Executive a Notice of Termination and copy of a resolution duly adopted by the majority vote of those members of the Board (after reasonable notice to Executive and an opportunity for Executive to cure any such failure), finding that, in the good faith opinion of the Board, Executive was guilty of the conduct set forth in clauses (i), (ii), (iii), (v) or (vi) above.

(c)“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(d)“COBRA Coverage” means continuation coverage under the Company’s medical, dental and/or vision benefit plans following a termination of employment pursuant to COBRA.

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)“Covered Termination” means (i) an Involuntary Termination Without Cause, or (ii) a voluntary termination of employment by Executive for Good Reason, provided that in either case, the termination of employment constitutes a Separation from Service.

(g)“Date of Termination” means (i) if Executive’s employment is terminated automatically due to Executive’s death, the date of Executive’s death; and (ii) if Executive’s employment is terminated for any reason other than death, the date specified in the Notice of Termination.

(h)“Disability” means (i) that Executive has incurred a physical or mental disability entitling Executive to long-term disability benefits under the Company’s long-term disability plan, if any, or (ii) in the absence of a Company long-term disability plan, Executive’s inability, as determined by the independent members of the Board (or any designated committee of the Board comprised solely of independent directors), to perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

(i)“Good Reason” means Executive’s resignation due to any of the following events, which occurs without Executive’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material diminution of Executive’s annual base salary or target bonus by more than ten percent (10%); provided, however, that a reduction of annual base salary or target bonus of no more than fifteen percent (15%) that applies to all other similarly situated employees of the Company will not constitute “Good Reason;” (ii) a material diminution of Executive’s title, authority, duties or responsibilities; or (iii) a breach by the Company of any material agreement between the Company and Executive (each of (i), (ii) and (iii), a “Good Reason Condition”). In order for Executive to resign for Good Reason, Executive must provide written notice to the Company of the existence of the Good Reason Condition within ten(10) days of the existence of such Good Reason Condition. Upon receipt of such notice of the Good Reason Condition as detailed in a Notice of Termination, the Company will be provided with a period of thirty (30) days during which it may remedy the Good Reason Condition and not be required to provide for the payments and benefits described herein as a result of such proposed resignation due to the Good Reason Condition as specified in the Notice of Termination (the “Company Cure Period”). If the Good Reason Condition is not remedied within the period specified in the preceding sentence, Executive must resign within ten (10) days of the earlier of the expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the condition for the resignation to qualify as a resignation for Good Reason (and Executive’s compliance with this notice provision shall not be deemed to violate the provisions of Section 2(a)).

(j)“Involuntary Termination Without Cause” means termination of Executive’s employment by the Company other than for Cause and other than on Executive’s death or Disability.

(k)“Notice of Termination” means a notice from Executive or the Company to the other party regarding the intent to terminate Executive’s employment. To the extent applicable, the Notice of Termination shall indicate the specific termination provision in this Agreement (if any) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(l)“Release” means a release by Executive of all claims arising out of Executive’s employment with the Company or the termination thereof, in the form attached hereto as Exhibit A. (need to see draft. Should not release claims based on employee’s fraud, negligence, failure to comply with Board instructions, ets.)

(m)“Separation from Service” means Executive’s termination of employment or service which constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

2.Notice.

(a)Notice of Termination. Any termination of Executive’s employment by the Company or by Executive (other than termination due to Executive’s death, which shall terminate Executive’s employment automatically) shall be communicated by a written Notice of Termination to the other party hereto in accordance with Section 2(b) and shall set forth the Date of Termination, which shall not be earlier than the date on which the Notice of Termination is provided. In the event of a voluntary termination of employment by Executive (whether with or without Good Reason), the Date of Termination shall be no less than fourteen (14) days following the date on which the Notice of Termination is submitted; provided, however, that the Company may elect to designate an earlier date in its sole discretion.

(b)Manner of Notice. For purposes of this Agreement, a Notice of Termination, as well as other notices and communications provided for in this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person, or by overnight courier (e.g., FEDEX) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office or to Executive at the address in the Company’s payroll records, provided that all notices to the Company shall be directed to the attention of the Board, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

3.Duties and Scope of Employment.

(a)Positions and Duties. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Executive, and Executive agrees to serve, as the Company’s Chief Executive Officer, and President. Executive will report to the Company’s Board. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s positions within the Company, as will reasonably be assigned to him by the Board. Executive will also perform other such duties and services commensurate with Executive’s position for other operations of affiliates of the Company, as may be reasonably designated from time to time by the Board. Executive will serve the Company faithfully and perform his duties to the best of his business ability, applying his best levels of skill, judgement, professionalism, knowledge, and diligence commensurate with his experience and level of position.

(b)Additional responsibilities of Employee. The following responsibilities are specifically designated as the responsibility of Employee over the term of this Employment Agreement:

1.Employee will supervise all current and future legal proceeding/lawsuits involving the Company, and report periodically to the Board of Directors and Corporate Legal Counsel the status of such lawsuits and/or proceedings.

2.Employee will direct the Company in its efforts to pursue all and any future legal action that the board directs to be undertaken.

3) Employee will follow all board directions, recommendations and instructions to the letter, and will report back periodically to the board on the status of all such directions, recommendations and instructions.

(c)Limitation On Powers. As CEO and President, you shall have no power to execute contracts on behalf of the Corporation; or to issue stock of the Corporation for cash or other consideration; or to encumber the Corporation with debt, or the responsibility for payment of the liabilities of a third party; or to pledge the assets of the Corporation to secure any debt or obligation of any third party; except and unless the transaction has first been approved by a majority of the board of Directors, either by resolution at a meeting of directors duly called, or by written consent executed by a majority of the Board of Directors.

(d)Exclusive Services. Except during vacation periods and reasonable periods of absence due to sickness, personal injury or disability, Executive shall devote substantially all of his full working time throughout the Employment Term (as defined in Section 3(c)) to the services required of him hereunder. Executive shall render his services exclusively to the Company during the Employment Term (other than as provided below) and shall use his best business efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position. Notwithstanding the foregoing, Executive may engage in civic and not-for-profit activities, and serve on the boards of directors or serve as a consultant to non-competitive private or public companies; provided, however, that in each case that such activities do not materially interfere with the performance of Executive’s duties to the Company, and such activites are first disclosed in full, in writing, to the Board of Directors.

(e)Term of Employment. The period of Executive’s employment pursuant to this Agreement is referred to herein as the Employment Term (“Employment Term”), which Employment Term shall commence as of the Effective Date, shall have a term of 12 months, and shall automatically renew for successive 12 month periods unless either party elects not to review this Agreement at the end of any 12 month term and gives at least 15 days written notice of non- renewal prior to the end of the current term; or upon the date Executive resigns or is otherwise terminated pursuant to the provisions of this Agreement.

4.Confidential and Proprietary Information. Concurrently with the execution of this Agreement by the parties hereto, the Company and Executive shall enter into a Confidential Information and Invention Assignment Agreement with respect to the Company’s confidential and proprietary information, substantially in the form attached hereto as Exhibit B.

5.Compensation.

(a)Base Salary. During the Employment Term, the Company will pay Executive an annual base salary of $240,000 as compensation for services provided hereunder (the “Base Salary”). The Base Salary will be paid in accordance with the Company’s normal payroll practices and be subject to any required withholding. The Board will review annually Executive’s performance and determine an amount of increase, if any, of Executive’s Base Salary.

(b)Annual Bonus. Executive will be eligible for an annual discretionary bonus (the “Annual Bonus”). Whether any Annual Bonus will be awarded, and the amount of the Annual Bonus awarded to Executive, and the performance period to which it relates, shall be determined by the Board in its sole discretion based upon its consideration of both the Company’s performance and Executive’s performance. Since the Annual Bonus is intended both to reward past Executive’s performance and to provide an incentive for Executive to remain with the Company, Executive must remain an active employee through the last day of a performance period in order to earn any such bonus. Any Annual Bonus awarded by the Board shall be paid within forty-five (45) days after the end of the specified performance period..

(c)Benefit Plans. During the Employment Term, Executive and/or Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with, and subject to, the terms of such plans and programs. Or an agreeable monthly allowance.

6.Vacation. Executive will be entitled to fifteen (15) days of paid vacation each year or such greater number of days as provided for by the Company’s vacation policy as such policy may be in effect from time to time with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto. In addition, Executive will be entitled to paid sick leave, in accordance with the Company’s standard policies for executive officers as such policies may exist from time to time and as required by applicable law, as well as to certain paid holidays in accordance with any holiday schedule as may be adopted by the Company.

7.Expenses. During the Employment Term, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary business expenses incurred by Executive in the fulfillment of his duties hereunder; including reasonable travel and lodging expenses, upon presentation by Executive of an itemized account of such expenditures, including receipts as appropriate.

8.Compensation upon Certain Terminations.

(a)Termination for Any Reason. Upon Executive’s termination of employment with the Company for any reason, Executive shall be paid (i) all accrued but unpaid Base Salary, (ii) reimbursement for reasonable and necessary expenses incurred by Executive on behalf of the Company during the period ending on the date of termination, (iii) pay for accrued, unused vacation time to the extent payable pursuant to the Company’s vacation pay policy, and (iv) any accrued and vested,, but unpaid bonus prior to the date of termination. All such amounts will be paid in the ordinary course in accordance with the terms set forth in this Agreement. Reimbursement must be approved by the board.

(b)Covered Termination. If Executive’s employment with the Company is terminated due to a Covered Termination, and Executive no later than twenty-one (21) days (forty- five (45) days in case of a group termination) executes and delivers to the Company, and does not revoke within the seven (7) days after execution, a Release as described in Section 8(c) and continues to remain in material compliance with the obligations set forth in Section 11 (provided that if the Company finds that Executive is not in material compliance with Section 11, then Executive shall have thirty (30) days to remedy such noncompliance upon receiving written notice thereof from the Company), then Executive shall be entitled to the following severance benefits, subject to Section 9:

(i)Bonus. Payment of an amount equal to Executive’s actual earned bonus over the relevant performance period for the year in which the termination of Executive’s employment occurs, prorated based on the number of days Executive was employed during the performance period, payable at the time Executive’s bonus for the year otherwise would be paid had Executive continued employment; and

(ii)Continued Benefits. For the period beginning on the Date of Termination and extending through the earlier of either (A) six (6) months from the Date of Termination, or (B) the first day of Executive’s active date of coverage in a group health plan maintained by a subsequent employer, if Executive timely elects COBRA, the Company shall reimburse Executive, on a monthly basis, for the same percentage of the cost of COBRA Coverage Executive incurs that the Company pays towards such coverage for active employees; all such reimbursements will be treated as fully taxable reimbursements to the extent necessary to avoid any adverse effect on the tax status of the Company’s plans under which such COBRA Coverage is provided.

(c)Release/Continued Compliance. As a condition to Executive’s receipt of any benefits described in this Section 8 (other than in Section 8(a)), Executive shall be required to (i) execute a Release (substantially in the form attached hereto as Exhibit A) on the Date of Termination and not revoke such Release within any period permitted under applicable law, and (ii) remain in material compliance with the obligations set forth in Section 11 (provided that if the Company finds that Executive is not in material compliance, then Executive shall have thirty (30) days to remedy such noncompliance upon receiving written notice thereof from the Company).

9.Section 409A. Notwithstanding any other provision of this Agreement, it is intended that any payment or  benefit  which  is  provided pursuant to or in  connection  with  this Agreement which is considered to be deferred compensation subject to Code Section 409A shall be provided and paid in a manner, and at such time, including without limitation payment and provision of benefits only in connection with the occurrence of a permissible payment event contained in Code Section 409A (e.g., separation from service from the Company and its affiliates as defined for purposes of Code Section 409A), and in such form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of his Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order avoid a failure to comply with Code Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of Executive’s Separation from Service or (b) the date of Executive’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 9 shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments payable hereunder shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. Notwithstanding anything herein to the contrary, all taxable reimbursements and in-kind benefits provided by the Company under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (i) any reimbursement shall be for expenses incurred by Executive during the period of time specified in the Agreement; (ii) any in-kind benefits must be provided by the Company during the period of time specified in the Agreement; (iii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, in no event will the Company or any of its officers, directors or employees be liable to Executive or any other person if any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be deferred compensation subject to Code Section 409A fails to be exempt from or comply with Code Section 409A.

10.Non-Competition. Executive agrees that, while Executive is employed with the Company, Executive will not, either directly or indirectly, have an interest in any business (whether as manager, operator, licensor, licensee, partner, equity holder, employee, consultant, director, advisor or otherwise) that is competitive with the Company or any of its business activities for a period of 5 years.

11.Miscellaneous.

(a)Modification or Amendment. No provision of this Agreement may be modified or amended unless such modification or amendment is agreed to in a writing that specifically states the intent of both parties hereto to supplement the terms herein and is signed by Executive and an authorized officer of the Company as may be specifically designated by the Board or a committee thereof.

(b)Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(c)Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

(d)Statutory References. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections.

(e)Tax Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

(f)Section Headings. The section headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

(g)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(h)Mutual Drafting. This Agreement shall be deemed to be the joint work product of the parties hereto and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

(i)Arbitration. To ensure the timely and economical resolution of disputes that may arise in connection with Executive’s employment with the Company, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Santa Clara California , conducted by JAMS under the then-applicable JAMS rules for employment disputes. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

(j)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

12.At-Will Employment. Nothing contained in this Agreement shall (a) confer upon Executive any right to continue in the employ of the Company, (b) constitute any contract or agreement of employment, or (c) interfere in any way with the at-will nature of Executive’s employment with the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE
/s/ Kyle Madej
Kyle Madej

Sentinal Holdings Ltd.

/s/ Kip Eardley
Kip Eardley President

United Security Specialists, Inc. — Employment Agreement – Kyle Madej

EXHIBIT A

FORM OF RELEASE OF CLAIMS BY EMPLOYEE

FOR AND IN CONSIDERATION OF the severance pay and benefits to be provided to me under the Employment Agreement (“Employment Agreement”) between me and United Security Specialists, Inc. (the “Company”) dated June 18, 2025, which are conditioned on my signing this Release of Claims, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Company and its current and past parents, subsidiaries and other affiliates and all of their respective past, present and future officers, directors, trustees, shareholders, employees, agents, employee benefit plans, general and limited partners, members, managers, investors, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), from any and all causes of action, rights and claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way related to, connected with or arising out of my employment or its termination or the Employment Agreement or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, and/or the fair employment practices statute of the state or states in which I was previously employed by the Company or otherwise had a relationship with the Company or any of its subsidiaries or other affiliates, each as amended from time to time) (collectively, the “Released Claims”). This Release of Claims shall not apply to (a) any claim that arises after I sign this Release of Claims, (b) any rights to indemnification that I may have under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify me or hold me harmless, (c) any claim that may not be waived pursuant to applicable law, (d) my rights to severance pay and benefits under the Employment Agreement, (e) my rights following the date hereof with respect to any equity interests I hold in the Company or any of its affiliates or (f) my rights to any vested benefits to which I am entitled under the terms of any of the Company’s benefit plans, programs, or policies, or that of the Company’s affiliates.

By signing this Release, I expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of Nevada, and do so understanding and acknowledging the significance of such specific waiver of Section 1542, which Section states as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Released Parties, I expressly acknowledge that this Release is intended to include in its effect, without limitation, all Released Claims which I do not know or suspect to exist in my favor at the time of execution hereof, and that this Release contemplates the extinguishment of such Released Claim or Released Claims.

To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will I pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which I may now have, have ever had, or may in the future have against the Released Parties, which is based in whole or in part on any matter released by this Release.

I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit my right to receive an award for information provided to any Government Agencies.

By signing this Release of Claims, I acknowledge my understanding that I hereby knowingly and voluntarily enter into this Release of Claims with the purpose of waiving and releasing any claims under the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act (OWBPA). I understand and acknowledge that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or forty-five (45) days in case of a group termination) from the date I receive it and that I may not sign this Release of Claims until after the date my employment with the Company terminates. I also acknowledge that I am hereby advised by the Company to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Release of Claims. Any changes made to this agreement, whether material or immaterial, will not restart the running of the twenty-one (21) day (or forty-five (45) day in case of a group termination) period. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chairman of the Company’s Board of Directors and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims as of the date written below.

Signature:	/s/ Kyle Madej
Name:	Kyle Madej
Date Signed:	June 18, 2025

EXHIBIT B

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

(attached hereto)

B-1